Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238064

P R O S P E C T U S	S U P P L E M E N T
(to prospectus dated May 7, 2020)
1,750,000 Shares

Axonics, Inc.

Common Stock
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We are offering 1,750,000 shares of our common stock, par value $0.0001 per share.
Our common stock trades on the Nasdaq Global Select Market, or Nasdaq, under the trading symbol “AXNX.” On August 1, 2022, the last reported sale price of our common stock on Nasdaq was $66.66 per share.
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors included in the accompanying prospectus and in the documents filed with the U.S. Securities and Exchange Commission, or the SEC, and incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.
The underwriter has agreed to purchase our common stock from us at a price of $63.85 per share, which will result in approximately $111,737,500 of proceeds to us before expenses (assuming no exercise by the underwriter of the option described below). The underwriter may offer such shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”
The underwriter may also exercise its option to purchase up to an additional 262,500 shares of our common stock from us, at the price per share set forth above, for 30 days after the date of this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The shares will be ready for delivery on or about August 5, 2022.
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BofA Securities
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The date of this prospectus supplement is August 2, 2022.

We have not, and the underwriter has not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein by reference or in any applicable free writing prospectus is current only as of the date of the applicable document, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: We have not, and the underwriter has not, done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the common stock offered hereby and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.
You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the documents incorporated by reference herein described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement before deciding whether to invest in the shares of common stock offered by this prospectus supplement.
You should not consider any information in this prospectus supplement, the accompanying prospectus or any free writing prospectus to which we have referred you to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the shares of common stock offered hereby.

TRADEMARKS
This prospectus supplement includes our trademarks and trade names, including, without limitation, r-SNM®, Axonics SNM System®, Axonics F15™ and Bulkamid®, which are our property and are protected under applicable intellectual property laws. This prospectus supplement also includes trademarks and trade names that are the property of other organizations. Solely for convenience, trademarks and trade names referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus carefully before making an investment in our common stock. You should carefully consider, among other things, our financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2021, or our 2021 Annual Report, our Quarterly Report on Form 10-Q for the period ended June 30, 2022, or our 2022 Q2 Quarterly Report, and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2021 Annual Report and 2022 Q2 Quarterly Report and incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “Axonics,” “our company,” “we,” “us” and “our” refer to Axonics, Inc. and its consolidated subsidiaries.
Our Business
We are a global medical technology company that is developing and commercializing novel products for adults with bladder and bowel dysfunction, including: (i) implantable sacral neuromodulation, or SNM, systems to treat urinary urge incontinence, or UUI, and urinary urgency frequency, or UUF, together referred to as overactive bladder, or OAB, as well as fecal incontinence, or FI, and non-obstructive urinary retention, or UR; and (ii) a urethral bulking agent, or Bulkamid, to treat female stress urinary incontinence, or SUI.
We believe our proprietary rechargeable SNM system, or our r-SNM System, offers significant advantages and is well positioned to capture market share and grow the market for SNM therapy. Our r-SNM system is designed to last 15 or more years in the human body, is only 5cc in volume, offers broad MRI access, ease of use, intuitive programmers, and the longest interval between recharging among rechargeable SNM systems. We began U.S. commercialization of our r-SNM System in the middle of the fourth quarter of 2019 after receiving premarket approval, or PMA, from the U.S. Food and Drug Administration, or FDA. We have marketing approvals for our r-SNM System in Europe, Canada, and Australia for all relevant clinical indications. During 2020 and early 2021, we received six additional FDA approvals for enhancements to our product offering, which gives patients the ability to make broader stimulation parameter adjustments at home.
In March 2022, the FDA approved our newly developed, long-lived, non-rechargeable SNM system. The non-rechargeable INS utilizes a primary cell battery with an expected life of 15 years at typical stimulation parameters and over 20 years at low amplitude parameters. The non-rechargeable INS is approximately 10cc in volume, utilizes constant current stimulation and a recharge-free patient remote control, and is MRI compatible with 1.5T and 3.0T scanners.
On February 25, 2021, we acquired Contura Limited (Contura) and its Bulkamid product, a urethral bulking agent indicated for the treatment of female SUI. Bulkamid is a unique and patented non-particulate hydrogel that is injected into the urethral wall to restore the natural closing pressure of the urethra. The implementation of Bulkamid is a simple, fast, easy-to-learn and perform procedure that can be performed in either a physician’s office or an outpatient facility. As a next generation bulking agent, we believe Bulkamid addresses the shortcomings of legacy particulate-based bulking agents. Bulkamid’s bulking effect is aided by the volume of each injection being predictable, controllable and precise. Bulkamid retains its bulking characteristics for a number of years, thereby maintaining efficacy and providing women with long lasting relief of their SUI symptoms.
Corporate Information
Axonics, Inc. was incorporated in the State of Delaware in March 2012 under the name “American Restorative Medicine, Inc.” Prior to adopting our current name in March 2021, we changed our name to Axonics Modulation Technologies, Inc. in August 2013 and commenced our operations in late 2013. Our principal executive offices are located at 26 Technology Drive, Irvine, California 92618 and our telephone number is (949) 396-6322. Our website is www.axonics.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our common stock.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the common stock offered hereby, see the “Description of Capital Stock” section of the accompanying prospectus.

Common stock offered by us	1,750,000 shares of our common stock.

Common stock to be outstanding after this offering	48,867,716 shares (or 49,130,216 shares if the underwriter exercises its option to purchase additional shares in full).

Option to purchase additional shares	We have granted the underwriter a 30-day option to purchase up to an additional 262,500 shares of our common stock.

Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $111.5 million (or approximately $128.3 million if the underwriter exercises its option to purchase additional shares in full), after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including a potential $35 million milestone payment in connection with our previously announced and completed acquisition of Contura Limited (solely to the extent that such milestone payment is finally determined to be due and payable by us in accordance with the definitive agreements governing the acquisition). See “Use of Proceeds” for more information.

Risk factors	Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors included in the accompanying prospectus and in the documents incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.

Nasdaq Global Select Market symbol	“AXNX”
The number of shares of our common stock to be outstanding after this offering is based on 47,117,716 shares of our common stock outstanding as of June 30, 2022, and excludes as of that date:
•1,290,385 shares of our common stock issuable upon the exercise of outstanding stock options under our 2014 Stock Incentive Plan, as amended, or the 2014 Plan, and our 2018 Omnibus Incentive Plan, or the 2018 Plan, as amended, at a weighted-average exercise price of $18.30 per share;
•183,418 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2018 Plan; and
•2,867,358 shares of our common stock reserved for future issuance under the 2018 Plan.
Unless otherwise indicated, all information contained in this prospectus supplement assumes:
•no exercise by the underwriter of its option to purchase an additional 262,500 shares of our common stock from us; and
•no exercise of the outstanding stock options and no settlement of the restricted stock units described above.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the following information about these risks, as well as the information set forth under the heading “Risk Factors” in our 2021 Annual Report and our 2022 Q2 Quarterly Report, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the other information appearing elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus, including our consolidated financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of our 2021 Annual Report and the 2022 Q2 Quarterly Report, before deciding to invest in our common stock. The occurrence of any of these risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.
Risks Related to this Offering
New investors in this offering will experience immediate and substantial dilution.
Based on the indicative public offering price per share set forth in the section titled “Dilution” and our net tangible book value per share as of June 30, 2022, because the indicative public offering price per share is substantially higher than the as adjusted net tangible book value per share of our common stock before giving effect to this offering based on the total value of our tangible assets less our total liabilities, you will experience immediate dilution if you purchase shares of our common stock in this offering. To the extent outstanding stock options to purchase shares of our common stock are exercised, or any restricted stock units are settled, new investors may incur further dilution. See the section titled “Dilution” for more information.
Our management will have broad discretion over the actual amounts and timing of the expenditure of the proceeds of this offering and might not apply the proceeds in ways that enhance our operating results or increase the value of your investment.
We intend to allocate the net proceeds from this offering for working capital and general corporate purposes, including a potential $35 million milestone payment in connection with our previously announced and completed acquisition of Contura Limited (solely to the extent that such milestone payment is finally determined to be due and payable by us in accordance with the definitive agreements governing the acquisition). Our management will have broad discretion over the actual amounts and timing of the expenditure of the net proceeds from this offering within those categories, and accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning management’s specific intentions. Our management might not apply the proceeds in ways that enhance our operating results or increase the value of your investment. We may pursue commercialization strategies, clinical studies, regulatory approvals or collaborations that do not result in an increase in the market value of our common stock and that may increase our losses. Our failure to allocate and spend the net proceeds from this offering effectively could harm our business, financial condition and results of operations. Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
A significant portion of our total outstanding shares are eligible to be sold into the market. This could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that these sales may occur, could result in a decrease in the market price of our common stock. After this offering, we will have outstanding 48,867,716 shares of common stock, based on 47,117,716 shares outstanding as of June 30, 2022, of which approximately 486,412 shares were held by our executive officers and directors and are subject to restrictions on transfer under the lock-up arrangements with the underwriter of this offering as described in the section entitled ‘‘Underwriting — No Sales of Similar Securities.’’ Subject to the restrictions set forth in the 30-day lock-up agreements to be entered into by each of our directors and officers in connection with this offering (which restrictions may be waived, in its sole discretion, with or without notice, by the underwriter) the remaining outstanding shares of our common stock may be freely sold in the public market at any time to the extent permitted by Rules 144 and 701 under the Securities Act of 1933, as amended, or the Securities Act, or to the extent that such shares have already been registered under the Securities Act and are held by non-affiliates of ours. In addition, sales of shares of our common stock held by our directors and executive officers are permitted during the 30-day lock-up period if made pursuant to a trading plan established to satisfy Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, if such plan was in effect as of the date of the applicable lock-up agreement. Such sales may also take place after the expiration of the 30-day lock-up period if made pursuant to any trading plan established to satisfy Rule 10b5-1 of the Exchange Act, regardless of when the plan was established. We have also registered all shares of common stock that we may issue under our equity plans. As a result, these shares will be able to be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described above, to the extent applicable. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our common stock could decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Cautionary Note Regarding Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein, in the accompanying prospectus or the documents incorporated by reference herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. Forward-looking statements include, but are not limited to, statements about:
•unanticipated safety concerns related to the use of our products;
•FDA, or other U.S. or foreign regulatory or legal actions or changes affecting us or our industry;
•the results of any ongoing or future legal proceedings, including but not limited to intellectual property, product liability or other litigation against us, our third-party manufacturers or other parties on which we rely or litigation against our general industry;
•any termination or loss of intellectual property rights;
•any voluntary or regulatory mandated product recalls;
•adverse developments concerning our manufacturers or suppliers or any future strategic partnerships;
•reduction or interruption in our supply chain and other possible inventory constraints or challenges;
•introductions and announcements of new technologies by us, any commercialization partners or our competitors, and the timing of these introductions and announcements;
•successful integration of acquired operations into our ongoing business;
•announcements of regulatory approval or disapproval of our products and any future enhancements to our products;
•adverse results from or delays in clinical studies of our products;
•variations in our financial results or those of companies that are perceived to be similar to us;
•success or failure of competitive products or therapies in the markets in which we do business;
•changes in the structure of healthcare payment of our products;
•announcements by us or our competitors of significant acquisitions, licenses, strategic partnerships, joint ventures or capital commitments;
•changes in the macroeconomic and market conditions and volatility, including impacts related to the novel coronavirus (COVID-19) pandemic, risk of recession, inflation, supply chain constraints or disruptions and rising interest rates;
•economic and market conditions in general and in the medical technology industry, specifically, including the size and growth, if any, of the market, and issuance of securities analysts’ reports or recommendations;
•rumors and market speculation involving us or other companies in our industry;
•sales of substantial amounts of our stock by directors, officers or significant stockholders, or the expectation that such sales might occur;
•additions or departures of key personnel;

•changes in our capital structure, such as future issuances of securities and the incurrence of additional debt;
•the continued impact of the COVID-19 pandemic, and the related responses of the government and consumers on our business, financial condition and results of operations; and
•our use of the net proceeds from this offering.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section entitled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. We also operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements may never be achieved or occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations.
You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Statistical Data
We obtained the industry, statistical and market data in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $111.5 million from the sale of the shares of common stock offered by us in this offering (or approximately $128.3 million if the underwriter exercises its option to purchase additional shares in full), after deducting estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for working capital and general corporate purposes, including a potential $35 million milestone payment in connection with our previously announced and completed acquisition of Contura Limited (solely to the extent that such milestone payment is finally determined to be due and payable by us in accordance with the definitive agreements governing the acquisition).
As of the date of this prospectus supplement, we cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments or other securities.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share at which you purchase shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock after this offering.
As of June 30, 2022, our historical net tangible book value was approximately $251.2 million, or $5.33 per share of our common stock. Net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities, divided by the number of shares of our common stock outstanding as of June 30, 2022.
After giving further effect to our sale of 1,750,000 shares of our common stock in this offering at a price per share to the underwriter of $63.85 per share, and after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $362.8 million, or approximately $7.42 per share. This amount represents an immediate increase in as adjusted net tangible book value of $2.09 per share to our existing stockholders and, based on an indicative public offering price per share of $63.85 per share, immediate dilution in as adjusted net tangible book value of approximately $56.43 per share to new investors purchasing shares of our common stock in this offering at such indicative public offering price per share. New investors purchasing shares of our common stock in this offering at a price per share in excess of the indicative public offering price per share set forth above will experience additional dilution. We determine dilution by subtracting our as adjusted net tangible book value per share after this offering from the amount of cash per common share paid by new investors in this offering.
The following table illustrates per share dilution:

Indicative public offering price per share		$63.85
Historical net tangible book value per share as of June 30, 2022	$5.33
Increase in net tangible book value	$2.09
As adjusted net tangible book value per share after this offering		$7.42
Dilution in net tangible book value per share to investors purchasing in this offering		$56.43
The information above assumes that the underwriter does not exercise its option to purchase additional shares. If the underwriter exercises in full its option to purchase an additional 262,500 shares of our common stock, as adjusted net tangible book value per share after this offering will increase to $7.73, representing an immediate increase in as adjusted net tangible book value per share to our existing stockholders of $2.40 per share and immediate dilution in as adjusted net tangible book value of $56.12 per share to new investors purchasing shares of our common stock in this offering at the indicative public offering price per share described above.
The foregoing discussion and table is based on 47,117,716 shares of our common stock outstanding as of June 30, 2022, and excludes as of that date:
•1,290,385 shares of our common stock issuable upon the exercise of outstanding stock options under the 2014 Plan and the 2018 Plan, as amended, at a weighted-average exercise price of $18.30 per share;
•183,418 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2018 Plan; and
•2,867,358 shares of our common stock reserved for future issuance under the 2018 Plan.
To the extent any of the outstanding stock options described above are exercised, any outstanding restricted stock units described above are settled, or new options or restricted stock units are issued, there will be further dilution to investors participating in this offering. Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors purchasing in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
The following discussion describes the material U.S. federal income tax considerations for Non-U.S. Holders (as defined below) with respect to the acquisition, ownership and disposition of our common stock acquired in this offering. This discussion does not address all aspects of U.S. federal income tax law that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address any U.S. federal estate or gift tax, or any state, local or non-U.S. tax consequences or U.S. federal tax consequences other than income taxes. Non-U.S. Holders should consult their tax advisors as to these matters. Rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the Code, such as:
•banks, financial institutions, or insurance companies;
•tax-exempt organizations;
•tax-qualified retirement plans;
•broker-dealers and traders in securities, commodities or currencies;
•certain former citizens or long-term residents of the United States;
•persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);
•regulated investment companies or real estate investment trusts;
•“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;
•persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment or risk reduction strategy;
•holders deemed to sell our common stock under the constructive sale provisions of the Code;
•holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation;
•holders who are subject to the alternative minimum tax or Medicare contribution tax; or
•partnerships and other pass-through entities or arrangements, and investors in such pass-through entities or entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation).
Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, published administrative pronouncements, rulings and judicial decisions thereunder as of the date hereof. Such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary. In addition, the IRS could challenge one or more of the tax consequences described herein. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).
The following discussion is for general information only and is not tax advice for any Non-U.S. Holders under their particular circumstances. Persons considering the purchase of our common stock pursuant to this offering should consult their own tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction or under any applicable tax treaty, including any state, local and non-U.S. tax consequences and any U.S. federal non-income tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of our common stock that is not a U.S. Holder. A “U.S. Holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. Also, partnerships, or other entities or arrangements that are treated as partnerships for U.S. federal income tax purposes (regardless of their place of organization or formation) and entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their place of organization or formation), are not addressed by this discussion and are, therefore, not considered to be Non-U.S. Holders for the purposes of this discussion. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Distributions on Our Common Stock
We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, distributions of cash or property, if any, made on our common stock to a Non-U.S. Holder of our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, Treasury regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you should consult with your tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.
We generally are not required to withhold tax on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates, unless a specific treaty exemption applies. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.
To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce your adjusted basis in our common stock as a non-taxable return of capital, but not below zero, and then any excess will be treated as gain and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.
Gain on Disposition of Our Common Stock
Subject to the discussion below regarding backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a United States real property holding corporation, or a USRPHC, within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period for the relevant shares of our common stock. In the case of gain described in (a) above, a Non-U.S. Holder generally will be required to pay tax on the net gain derived from the sale at regular graduated U.S. federal income tax rates, unless a specific treaty exemption applies, and a corporate Non-U.S. Holder may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in (b) above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by certain of the Non-U.S. Holder’s U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States), provided the Non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses. With respect to (c) above, in general, we would be a USRPHC if our interests in U.S. real property interests constituted (by fair market value) at least half of our assets. We believe that we are not, and do not anticipate becoming, a USRPHC; however, there can be no assurance that we will not become a USRPHC in the future. Even if we are treated as a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of (a) the five-year period preceding the disposition or (b) the holder’s holding period for the relevant shares of our common stock and (2) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market. There can be no assurance that our common stock will qualify as regularly traded on an established securities market.
Information Reporting Requirements and Backup Withholding
Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock, including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.
Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding (the current rate of which is 24%). U.S. backup withholding generally will not apply to a Non-U.S. Holder that provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate form, or otherwise establishes an exemption.
Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the holder provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or other appropriate form, or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Non-U.S. Holders should consult with their tax advisors to determine if they are eligible to obtain a tax refund or credit with respect to amounts withheld under the backup withholding rules.
Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections are commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S.

financial institutions and certain other non-U.S. entities. Specifically, a U.S. federal withholding tax of 30% may apply to dividends on our common stock paid to a foreign financial institution (as specifically defined by applicable rules), including when the foreign financial institution holds our common stock on behalf of a Non-U.S. Holder, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which may include certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. FATCA withholding tax will also apply to dividends on our common stock paid to a non-financial foreign entity (as specifically defined by applicable rules) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. Withholding under FATCA will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.
Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS.

UNDERWRITING
BofA Securities, Inc. is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us 1,750,000 shares of our common stock.
Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.
The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The underwriter has agreed to purchase the shares of common stock from us at a price of $63.85 per share, which will result in net proceeds to us, after deducting estimated offering expenses payable by us, of approximately $111.5 million assuming no exercise of the option to purchase additional shares described below or $128.3 million if such option to purchase additional shares is exercised in full.
The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
The expenses of the offering are estimated at $195,000 and are payable by us. We have also agreed to reimburse the underwriter for certain of its expenses in an amount up to $20,000.
Option to Purchase Additional Shares
We have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus supplement, subject to the conditions contained in the underwriting agreement, to purchase up to 262,500 additional shares at the price per share set forth on the cover page of this prospectus supplement.
No Sales of Similar Securities
We, and our directors and executive officers have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 30 days after the date of this prospectus supplement without first obtaining the written consent of BofA Securities, Inc. Specifically, we and these other persons have agreed, subject to certain exceptions, not to directly or indirectly:
•offer, pledge, sell or contract to sell any common stock,
•sell any option or contract to purchase any common stock,
•purchase any option or contract to sell any common stock,
•grant any option, right or warrant to purchase or otherwise transfer or dispose of any common stock,
•exercise any right with respect to the registration of any common stock,

•enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares of common stock or other securities, in cash or otherwise, or
•publicly disclose the intention to do any of the foregoing.
This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
BofA Securities, Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.
Nasdaq Global Select Market Listing
Our common stock trades on the Nasdaq Global Select Market under the trading symbol “AXNX.” On August 1, 2022, the last reported sale price of our common stock on Nasdaq was $66.66 per share.
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit the underwriter from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to it. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
a.to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
c.in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Any distributor subject to Directive 2014/65/EU (as amended, “MiFID II”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the shares is responsible for undertaking its own target market assessment in respect of the shares and determining the appropriate distribution channels for the purposes of the MiFID II product governance rules under Commission Delegated Directive (EU) 2017/593 (“Delegated Directive”). Neither we nor the underwriter make any representations or warranties as to a distributor's compliance with the Delegated Directive.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to this offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
a.to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;
b.to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or
c.at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of shares shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
In connection with the offering, the underwriter is not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Any distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) (for the purposes of this paragraph, a “distributor”) subsequently offering, selling or recommending the shares is responsible for undertaking its own target market assessment in respect of the shares and determining the appropriate distribution channels. Neither we nor the underwriter make any representations or warranties as to a distributor's compliance with the UK MiFIR Product Governance Rules.
Notice to Prospective Investors in the United Arab Emirates
Federal

The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates or the Securities and Commodities Authority.
Abu Dhabi Global Market
This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorized Persons or Recognized Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
This offer document is an “Exempt Offer” as prescribed under, and in accordance with, the Market Rules of the ADGM Financial Services Regulatory Authority. This Exempt Offer document is intended for distribution only to persons of a type specified in the Market Rules. It must not be delivered to, or relied on by, any other person. The ADGM Financial Services Regulatory Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The ADGM Financial Services Regulatory Authority has not approved this Exempt Offer document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares to which this Exempt Offer relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this Exempt Offer document you should consult an authorized financial advisor.
Dubai International Financial Centre
This document is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are persons who meet the Professional Client criteria set out in Rule 2.3.4 of the DFSA Conduct of Business Module or (c) are persons to whom an invitation or inducement in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons” for the purposes of this paragraph). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Switzerland
Neither the offering memorandum, nor any other offering or marketing material relating to the common shares may be publicly distributed or otherwise made publicly available in Switzerland.
The shares may not be publicly offered in Switzerland and the shares have not been and will not be admitted to any trading venue, exchange or multilateral trading facility in Switzerland. Neither the offering memorandum, nor any other offering or marketing material relating to the common shares constitutes a prospectus pursuant to the Swiss Financial Services Act (“FinSA”). The offering memorandum has not been and will not be reviewed or approved by a Swiss review body and does not comply with the disclosure requirements applicable to a prospectus pursuant to the FinSA. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as set out above.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
•to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
•where no consideration is or will be given for the transfer;
•where the transfer is by operation of law; or
•as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the securities being offered by this prospectus supplement will be passed upon for us by K&L Gates LLP, Irvine, California. The underwriter is represented in this offering by Shearman & Sterling LLP, New York, New York.

EXPERTS
The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement and its exhibits. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.
We also make these documents available on our website at www.axonics.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus supplement and the accompanying prospectus, and you should not consider it part of this this prospectus supplement and the accompanying prospectus. You may also request a copy of these filings, at no cost, by writing us at 26 Technology Drive, Irvine, CA 92618, Attention: General Counsel or telephoning us at (949) 396-6322.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 15, 2022 and amended on May 13, 2022;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 1, 2022, respectively;
•our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on March 8, 2022 and June 1, 2022; and
•the description of our common stock contained in our Registration Statement on Form 8-A filed with SEC on October 25, 2018, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus supplement, excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement are deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will furnish without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Axonics, Inc., 26 Technology Drive, Irvine, CA 92618, Attention: General Counsel or telephoning us at (949) 396-6322. You may also access the documents incorporated by reference into this prospectus supplement through our website at www.axonics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

Common Stock
Offered by the Selling Stockholders

___________________________________

 We may offer and sell the securities identified above, and the selling stockholders may offer and sell shares of our common stock, in each case, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.
Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the trading symbol “AXNX.” On May 6, 2020, the last reported sale price of our common stock on Nasdaq was $35.01 per share.
We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “About The Company-Implications of Being an Emerging Growth Company.”
Investing in our common stock involves a high degree of risk. Please read “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and in the documents filed with the U.S. Securities and Exchange commission, or the SEC, and incorporated by reference herein and therein to read about certain factors you should consider before investing in our common stock.
We or any of the selling stockholders will provide the specific terms of any securities we or any of the selling stockholders may offer in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount, price and terms of the securities being offered.
We or any of the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods.  In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement covering the sales of those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 7, 2020

You should rely only on the information contained in or incorporated by reference into this prospectus, in any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we, nor the selling stockholders have authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you, and, if given or made, you must not rely upon the information or representations as having been authorized. This prospectus, any accompanying prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus or any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling stockholders to be named in a supplement to this prospectus may sell shares of common stock from time to time in one or more offerings, in each case, as described in this prospectus. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Each prospectus supplement and any free writing prospectuses prepared by or on behalf of us or to which we have referred you may also add, update or change information contained in this prospectus and may include a discussion of any risk factors or other special considerations that apply to the offered securities.
Before making an investment decision, it is important for you to read and consider the information contained in this prospectus, any accompanying prospectus supplement, and any free writing prospectuses prepared by or on behalf of us or to which we have referred you, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.
Neither we, nor the selling stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. We obtained the industry, statistical and market data, including our general expectations, market position and market opportunity, in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.
This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of securities unless it is accompanied by a prospectus supplement. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the latest supplement and documents incorporated by reference herein and therein.
This prospectus includes or incorporates by reference our trademarks and trade names, including, without limitation, r-SNM® and Axonics SNM System®, which are our property and are protected under applicable intellectual property laws. This prospectus also contains, or incorporates by reference trademarks and trade names that are the property of other organizations. Solely for convenience, trademarks and trade names referred to or incorporated by reference in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Unless otherwise indicated herein, references in this prospectus to “Axonics,” “our company,” “we,” “us” and “our” refer to Axonics Modulation Technologies, Inc. and our consolidated subsidiaries.

ABOUT THE COMPANY
We are a medical technology company that has developed and is commercializing an innovative and minimally invasive implantable neurostimulation system for sacral neuromodulation, or SNM, therapy. SNM therapy is primarily used to treat patients with urinary urge incontinence and urinary urgency frequency, fecal incontinence, and non-obstructive urinary retention. We believe our proprietary SNM system has the potential to disrupt and grow the global SNM market.
We were incorporated in the State of Delaware in March 2012 under the name “American Restorative Medicine, Inc.” In August 2013, we changed our name to Axonics Modulation Technologies, Inc. and commenced our operations in late 2013. Our principal executive offices are located at 26 Technology Drive, Irvine, California 92618 and our telephone number is (949) 396-6322. Our website is www.axonics.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:
•being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;
•an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•reduced disclosure about executive compensation arrangements in our periodic reports, registration statements and proxy statements; and
•exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.
In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to take advantage of this transition period. We will remain an emerging growth company until the earliest of (i) December 31, 2023, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

RISK FACTORS
 Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained or incorporated by reference herein that are not statements of historical facts may be deemed to be forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.
Statistical Data
We obtained the industry, statistical and market data, including our general expectations, market position and market opportunity, included and incorporated by reference in this prospectus from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data included or incorporated by reference in this prospectus involves a number of assumptions and limitations. While we believe that the information from these industry publications, surveys and studies is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section entitled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our common stock and preferred stock, certain provisions of our amended and restated certificate of incorporation, or certification of incorporation, and our amended and restated bylaws, or bylaws, and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
General
Our authorized capital stock consists of:
•50,000,000 shares of common stock, par value $0.0001 per share; and
•10,000,000 shares of preferred stock, par value $0.0001 per share.
As of March 31, 2020, there were outstanding 34,510,662 shares of our common stock held of record by 310 stockholders, 2,661,384 shares of our common stock issuable upon the exercise of outstanding stock options, and 209,768 shares of our common stock issuable upon the vesting and settlement of restricted stock units.
Common Stock
The following summarizes the rights of holders of our common stock:
Voting
The holders of our common stock are entitled to one vote per share. The number of authorized shares of common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of our capital stock entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, or the DGCL.
Dividends
Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock and subject to applicable law, dividends may be declared and paid on the holders of our common stock when and as determined by our board of directors out of assets legally available for dividends.
As a Delaware corporation, we are subject to certain restrictions on dividends under the DGCL. Generally, a Delaware corporation may only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the total assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.
Liquidation Rights
Upon our voluntary or involuntary liquidation, dissolution or winding up, after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock, the holders of shares of common stock will be entitled to share in all of our assets legally remaining for distribution after payment of all debt and other liabilities, subject to preferences that may be applicable to the holders of outstanding shares of preferred stock.
Redemption Rights
There are no redemption or sinking fund provisions applicable to our common stock.
Preemptive Rights and Conversion Rights
There are no preemptive or conversion rights applicable to our common stock.
Preferred Stock
We have no shares of our preferred stock outstanding, but our board of directors is authorized, without further action by our stockholders, to create and issue one or more series of preferred stock and to fix the rights, powers, preferences and privileges thereof. Among other rights, our board of directors may determine, without further vote or action by our stockholders:
•the number of shares constituting the series and the distinctive designation of the series;

•the dividend rate on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;
•whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•whether the series will have conversion privileges and, if so, the terms and conditions of conversion;
•whether or not the shares of the series will be redeemable or exchangeable, and, if so, the dates, terms and conditions of redemption or exchange, as the case may be;
•whether the series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of the sinking fund; and
•the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.
Any future issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could, among other things, decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock.
Equity Awards
As of March 31, 2020, options to purchase 2,661,384 shares of common stock were outstanding under the 2014 Plan and the 2018 Plan, of which 901,139 were vested and 1,178,299 were exercisable as of such date. The difference in the amount of vested and exercisable options as of March 31, 2020 represents the rights of certain of our management to exercise their outstanding stock option awards early. In addition, as of March 31, 2020, there were 209,768 shares of common stock issuable upon the vesting and settlement of restricted stock units outstanding under the 2018 Plan.
Registration Rights
We are party to a Fourth Amended and Restated Investors’ Rights Agreement, dated March 29, 2018, as amended on October 17, 2018, along with certain holders of our capital stock and certain of our directors (or, in some cases, entities affiliated therewith), or the Rights Agreement.
The Rights Agreement grants the parties thereto certain registration rights in respect of “registrable securities” held by them, which securities include (i) shares of our common stock issued or issuable upon conversion of shares of our preferred stock, (ii) shares of our common stock issued as a dividend or other distribution with respect to the shares in the foregoing clause (i), and (iii) shares of our common stock held by the Alfred Mann Foundation as of the date of the Rights Agreement. The registration of shares of our common stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares without restriction under the Securities Act when the applicable registration statement is declared effective. Under the Rights Agreement, we generally are required to pay all registration expenses, other than underwriting discounts and commissions, relating to any demand, Form S-3 or piggyback registration by the holders of registrable securities, subject to certain limitations. The Rights Agreement also includes customary indemnification and procedural terms.
Demand Registration Rights
The holders of more than 30% of the registrable securities then outstanding may request that we file a registration statement on Form S-1 registering all or a portion of their registrable securities. Under specified circumstances, we have the right to defer filing of a requested registration statement for a period of not more than 90 days, which right may not be exercised more than once during any twelve-month period. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances, and our right to decline to effect such registration if the holders requesting holders propose to sell registrable securities at an aggregate price to the public of less than $10.0 million.
Form S-3 Registration Rights
If we are eligible to file a registration statement on Form S-3, the holders of the registrable securities then outstanding have the right to request that we file additional unlimited registration statements for such holders on Form S-3. Under specified circumstances, we have the right to defer filing of a requested registration statement for a period of not more than 90 days, which right may not be exercised more than once during any twelve-month period. These registration rights are subject to additional conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances, and our right to decline to effect such registration if the holders requesting holders propose to sell registrable securities at an aggregate price to the public of less than $1.0 million.

Piggyback Registration Rights
Whenever we propose to file a registration statement, including pursuant to holders’ demand registration rights, under the Securities Act, other than with respect to a registration related to employee benefit or similar plans, conversion of debt securities, corporate reorganizations or other transactions under Rule 145 under the Securities Act, or registrations on any forms which do not include substantially the same information regarding us as would be required to be included in a registration statement covering the sale of registrable securities, the holders of registrable securities are entitled to notice of the registration and have the right to request that we include their registrable securities in such registration, subject to certain limitations. We and the underwriters will have the right to limit the number of shares having registration rights to be included in the registration statement.
Expiration of Registration Rights
The registration rights under the Rights Agreement will expire upon the earlier of (i) November 2, 2023 and (ii) with respect to each holder following the closing of our initial public offering, at such time as such holder holds registrable securities constituting less than one percent of our outstanding voting stock if all of such holder’s registrable securities may immediately be sold under Rule 144 of the Securities Act during any 90-day period.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Bylaws, and Delaware Law
Delaware Anti-Takeover Law
We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:
•prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
    In general, Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, associated with or controlling or controlled by such entity or person.
Certificate of Incorporation and Bylaws
The following provisions of our certificate of incorporation and bylaws may make a change in control of our company more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.
Authorized but Unissued Shares; Undesignated Preferred Stock. The authorized but unissued shares of our common stock will be available for future issuance without stockholder approval, subject to applicable law and the Nasdaq Marketplace Rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions, and employee benefit plans. In addition, our board of directors may authorize, without stockholder approval, the issuance of undesignated preferred stock with voting rights or other rights or preferences designated from time to time by our board of directors (including the right to approve an acquisition or other change in our control). The existence of authorized but unissued shares of common stock or preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Election and Removal of Directors. The exact number of directors will be fixed from time to time only by a resolution adopted by a majority of the total number of authorized directors, whether or not there exists any vacancies in previously authorized directorships. Our board of directors consists of eight members. Our certificate of incorporation provides that directors may be removed with or without cause and only by the affirmative vote of holders of at least 66 2/3% of our then outstanding voting stock.
Director Vacancies. Our certificate of incorporation authorizes only our board of directors to fill vacant directorships.
No Cumulative Voting. Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).
Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may only be called by the Chair of the board, our Chief Executive Officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.
Advance Notice Procedures for Director Nominations. Our bylaws establish advance notice procedures for stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.
Action by Written Consent. Our certificate of incorporation and bylaws provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock.
Amending Our Certificate of Incorporation and Bylaws. Our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of the voting power of our then-outstanding capital stock entitled to vote thereon.
Exclusive Jurisdiction. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of duty by any of our current or former directors or officers, or our stockholders in such capacity, any action asserting a claim arising pursuant to the DGCL, or any action asserting a claim governed by the internal affairs doctrine. In addition, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the U.S. District Court for the District of Delaware shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Limitations on Liability and Indemnification Matters
Our certificate of incorporation contains provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for any of the following: (i) breach of the director’s duty of loyalty to us or our stockholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) a transaction from which the director derives an improper personal benefit.

Our bylaws provide that we must indemnify our directors and other officers, and may indemnify our employees or agents, to the maximum extent permitted by Section 145 of the DGCL.
We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions set forth in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. To the extent we pay the costs of settlement or a damage award against any director or officer pursuant to these indemnification provisions, our stockholders’ investment may be harmed.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our employees. Our certificate of incorporation provides that, to the fullest extent permitted by law, no director who is not employed by us or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Our certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director of our company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “AXNX.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in any applicable prospectus supplement or free writing prospectus. The terms of any debt securities offered under any applicable prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read any applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will comply with Section 14(e) under the Exchange Act to the extent applicable, and any other tender offer rules under the Exchange Act, which may then be applicable, in connection with any obligation we may have to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in any applicable prospectus supplement.
Any applicable prospectus supplement relating to a series of debt securities being offered will contain the following terms, if applicable:
•the title of the series of debt securities and the ranking;
•the aggregate principal amount and any limit on that amount;
•the price at which the debt securities will be issued;
•the date on which the debt securities mature;
•the fixed or variable rate at which the debt securities will bear interest, or the method by which the rate shall be determined;
•the timing, place and manner of making principal, interest and any premium payments on the debt securities, and, if applicable, where the debt securities may be surrendered for registration of transfer or exchange;
•the date or dates, if any, after which the debt securities may be converted or exchanged into or for our common stock or another company’s securities or property or cash, and the terms of any such conversion or exchange;
•any redemption or early repayment provisions;
•any sinking fund or similar provisions;
•the authorized denominations;

•any applicable subordination provisions;
•any guarantees of the securities by our subsidiaries or others;
•the currency in which we will pay the principal, interest and any premium payments on the debt securities;
•whether the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;
•the provisions, if any, granting special rights to the holders of debt securities upon certain events;
•any additions to or changes in the events of default or covenants with respect to the debt securities, and any change in the right of the trustee or the holders, from those described in this prospectus, to declare principal, premium and interest to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•whether and under what circumstances we will pay any additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying those amounts;
•the form (registered and/or bearer securities), any restrictions applicable to the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;
•the date of any bearer securities or any global security, if other than the date of original issuance of the first security of the series to be issued;
•the person to whom and manner in which any interest shall be payable;
•whether the securities will be issued in whole or in part in the form of one or more global securities;
•the identity of the depositary for global securities;
•whether a temporary security is to be issued with respect to the series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities and the terms upon which exchanges may be made;
•the securities exchange(s), if any, on which the securities will be listed;
•whether any underwriter(s) will act as market maker(s) for the securities;
•the form (certificated or book-entry);
•the form and/or terms of certificates, documents or conditions which may be necessary, if any, for the debt securities to be issuable in final form; and
•additional terms not inconsistent with the provisions of the indenture.
Conversion or Exchange Rights
We will set forth in any applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale
Except as set forth in any applicable prospectus supplement, the indenture will provide that we shall not consolidate with, or sell, assign, transfer, lease or convey all or substantially all of our assets to, or merge into, another business entity, unless:
•we are the surviving entity or, in the event that we are not the surviving entity, the entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets is organized under the laws of any state of the United States or the District of Columbia and that the entity assumes all of our obligations under the debt securities and the indenture; and
•immediately after giving effect to the transaction, no event of default, as defined in the indenture, shall have occurred and be continuing.
Notwithstanding the foregoing, we may merge with another business entity or acquire by purchase or otherwise all or any part of the property or assets of any other company in a transaction in which we are the surviving entity.
Events of Default
Unless otherwise specified in any applicable prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:
•failure to pay principal of any debt security of that series when due and payable at maturity, upon acceleration, redemption or otherwise;
•failure to pay any interest on any debt security of that series when due, and the default continues for 30 days;
•failure to make sinking fund payments when due;
•failure to comply with any covenant or warranty contained in the indenture, other than covenants or warranties contained in the indenture solely for the benefit of other series of debt securities, and the default continues for 30 days after notice from the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series;
•certain events of bankruptcy, insolvency or reorganization; and
•any other event of default provided with respect to that particular series of debt securities.
If an event of default occurs and continues, then upon written notice to us, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the unpaid principal amount of and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration:
•if all events of default other than the nonpayment of principal of or interest on the debt securities of that series which have become due solely because of the acceleration have been waived or cured; and
•the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to waiver of defaults, see “Modification of Indenture; Waiver” below.
The indenture will provide that, subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
We will be required to furnish to the trustee under the indenture annually a statement as to the performance by us of our obligations under that indenture and as to any default in our performance.
Modification of Indenture; Waiver
Subject to certain exceptions, the terms of the indenture or the debt securities may be amended or supplemented by us and the trustee with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the amendment with each series voting as a separate class. Without the consent of any holder of the debt securities, we and the trustee may amend the terms of the indenture or the debt securities to:
•cure any ambiguity, defect or inconsistency;
•provide for the assumption of our obligations to holders of the debt securities by a successor corporation;
•provide for uncertificated debt securities in addition to certificated debt securities;
•make any change that does not adversely affect the rights of any holder of the debt securities in any material respect;
•add to, change or eliminate any other provisions of the indenture in respect of one or more series of debt securities if the change would not (i) apply to any security of any series created prior to the execution of a supplemental indenture and entitled to the benefit of the provision, and (ii) modify the rights of the holder of any security or would become effective only when there is no outstanding security of any series created prior to the execution of the supplemental indenture and entitled to the benefits of the provisions proposed to be changed;
•establish any additional series of debt securities; or
•comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
However, holders of each series of debt securities affected by a modification must consent to modifications that:
•reduce the principal amount of the debt securities;
•reduce the rate or change the time for payment of interest;
•change the fixed maturity date;
•change the date on which any debt security may be subject to redemption or repurchase, or reduce the redemption or repurchase price;
•make any debt security payable in currency other than that stated in the debt security;
•waive any existing default or event of default and the resulting consequences;
•modify the right of any holder to receive payment of principal or interest on any debt security;
•impair the right of any holder to institute suit for the enforcement of any payment due; or
•make any change in the foregoing amendment provisions which require each holder’s consent.
Any existing default may be waived with the consent of the holders of at least a majority in principal amount of the then outstanding debt securities of the series affected. The consent of the holders of debt securities is not necessary to approve the particular form of any proposed amendment to any indenture. It is sufficient if any consent approves the substance of the proposed amendment.
Covenants
Except as permitted in certain circumstances as discussed under “Consolidation, Merger or Sale,” the indenture will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (declaration and statutory) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities.
The indenture will require us to pay or discharge or cause to be paid or discharged, before payment becomes delinquent, all taxes, assessments and governmental charges levied or imposed upon us, except any tax, assessment, charge or claim the amount or applicability of which is being contested in good faith.
Reference is made to the indenture and any applicable prospectus supplement for information with respect to any additional covenants specific to a particular series of debt securities.
Discharge
Except as otherwise set forth in any applicable prospectus supplement, we may terminate our obligations under the debt securities of any series, and the corresponding obligations under the indenture when:

•we have paid or deposited with the trustee funds or United States government obligations in an amount sufficient to pay at maturity all outstanding debt securities of the series, including interest other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid;
•all outstanding debt securities of the series have been delivered (other than destroyed, lost or stolen debt securities of the series which have not been replaced or paid) to the trustee for cancellation;
•all outstanding debt securities of any series have become due and payable; or
•we have paid all other sums payable under the indenture.
In addition, we will have the option to terminate substantially all our obligations under the debt securities of any series and the corresponding obligations under the indenture, and we may exercise that option if:
•we have paid or deposited with the trustee, in trust an amount of cash or United States government obligations sufficient to pay all outstanding principal of and interest on the then outstanding debt securities of the series at maturity or upon their redemption, as the case may be;
•the deposit will not result in a breach of, or constitute a default under, the indenture;
•no default or event of default shall have occurred and continue on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•we deliver to the trustee a legal opinion that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; or
•certain other conditions are met.
We will have the option to be released from our obligations with respect to the covenants to deliver reports required to be filed with the SEC and an annual compliance certificate, and to make timely payments of taxes (including covenants described in any applicable prospectus supplement), and any event of default occurring because of a default with respect to the covenants as they related to any series of debt securities, and we may exercise that option if:
•we deposit or cause to be deposited with the trustee in trust an amount of cash or United States government obligations sufficient to pay and discharge when due the entire unpaid principal of and interest on all outstanding debt securities of any series;
•the deposit will not result in a breach of, or constitute a default under, the indenture;
•no default or event of default shall have occurred and be continuing on the date of deposit and no event of default as a result of a bankruptcy or event which with the giving of notice or the lapse of time would become a bankruptcy event of default shall have occurred and be continuing on the 91st day after that date;
•we deliver to the trustee a legal opinion that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of our option and shall be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we did not exercise our option; and
•certain other conditions are met.
Upon satisfaction of the applicable conditions, our obligations under the indenture with respect to the debt securities of the series, other than with respect to the covenants and events of default referred to above, shall remain in full force and effect.
Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of debt securities:
•rights of registration of transfer and exchange of debt securities of the series;
•rights of substitution of mutilated, defaced, destroyed, lost or stolen debt securities of the series;
•rights of holders of debt securities of the series to receive payments of principal thereof and premium, if any, and interest thereon when due;
•rights, obligations, duties and immunities of the trustee;

•rights of holders of debt securities of the series as beneficiaries with respect to property deposited with the trustee and payable to all or any of them; and
•our obligations to maintain an office or agency in respect of the debt securities of the series.
Form, Exchange and Transfer
We expect payment of principal, premium, if any, and any interest on the debt securities to be payable, and the exchange and the transfer of debt securities will be registrable, at the office of the trustee or at any other office or agency we maintain for that purpose. We expect to issue debt securities in denominations of U.S. $1,000 or integral multiples of $1,000. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require a payment to cover any tax or other governmental charges payable in connection with an exchange or transfer.
A holder of debt securities may transfer or exchange those debt securities in accordance with the indenture. The registrar for the debt securities may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any debt security selected for redemption or any debt security for a period of 15 days before a selection of debt security to be redeemed. The registered holder of a debt security may be treated as the owner of the security for all purposes.
We will name in any applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Replacement Securities
Any mutilated certificate representing a debt security or a certificate representing a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of the certificate to the trustee. Certificates representing debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to us and the trustee of evidence of any destruction, loss or theft satisfactory to us and the trustee, provided that neither we nor the trustee has been notified that the certificate or coupon has been acquired by a bona fide purchaser. In the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new certificate representing the debt security in exchange for the certificate representing the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen certificate representing the debt security or coupon, an indemnity bond satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement certificate will be issued.
Information Concerning the Trustee
We will identify in any applicable prospectus supplement relating to any series of debt securities the trustee with respect to the series. The indenture and the Trust Indenture Act contain certain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any the claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, but if the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. The Trust Indenture Act and the indenture provide that in case an event of default occurs is continuing, the trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent man in the conduct of his own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity satisfactory to it.
Global Debt Securities
Unless we indicate otherwise in any applicable prospectus supplement, the following provisions will apply to all debt securities.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary that we will identify in any applicable prospectus supplement. Each global security will be deposited with the depositary and will bear a legend regarding any related restrictions or other matters as may be provided for pursuant to the applicable indenture.
Unless any applicable prospectus supplement states otherwise, no global security may be transferred to, or registered or exchanged for, debt securities registered in the name of, any person or entity other than the depositary, unless:

•the depositary has notified us that it is unwilling or unable or is no longer qualified to continue as depositary;
•we order the trustee that the global security shall be so transferable, registrable and exchangeable, and the transfers shall be registrable; or
•other circumstances, if any, as may be described in any applicable prospectus supplement.
All debt securities issued in exchange for a global security or any portion of a global security will be registered in those names as the depositary may direct. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in any applicable prospectus supplement.
Debt securities which are to be represented by a global security to be deposited with or on behalf of a depositary will be represented by a global security registered in the name of the depositary or its nominee. Upon the issuance of the global security, and the deposit of the global security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that have accounts with the depositary or its nominee, or the Participants. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us
Ownership of beneficial interests in a global security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global security or by Participants or persons that hold through Participants.
The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. Those laws may impair the ability to transfer beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on debt securities will be made to the depositary or its nominee as the registered owner or bearer as the case may be of the global security representing the debt securities. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a Participant, on the procedures of the Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. If we request any action of holders or if an owner of a beneficial interest in a global security desires to give any notice or take any action a holder is entitled to give or take under the indenture, the depositary will authorize the Participants to give the notice or take the action, and Participants would authorize beneficial owners owning through the Participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
The rights of any holder of a debt security to receive payment of principal and premium of, if any, and interest, on or after the respective due dates expressed or provided for in the debt security, or to institute suit for the enforcement of any payment on or after the applicable date, shall not be impaired or affected without the consent of the holders.
Neither we, the trustee, any paying agent nor the security registrar for a debt security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt security or for maintaining, supervising or receiving any records relating to the beneficial ownership interests.
We expect that the depositary or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by Participants to owners of beneficial interests in a global security held through the Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants.
If the depositary for a global security representing debt securities of a particular series is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities of the series in definitive form in exchange for the global security. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a particular series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global securities representing debt securities of the series.

Payment and Paying Agents
Unless we otherwise indicate in any applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in any applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in any applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in any applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF OTHER SECURITIES
We will set forth in any applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling stockholders may sell the securities offered by this prospectus in any one or more of the following ways from time to time:
•through agents;
•to or through underwriters;
•to or through brokers or dealers;
•directly to investors, including through a specific bidding, auction or other process;
•directly to agents;
•through a combination of any such methods of sale; or
•by any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in any applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered by this prospectus and any applicable prospectus supplement thereto will be passed upon for us by K&L Gates LLP, Irvine, California. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement.

EXPERTS
The consolidated financial statements as of and for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered hereby, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including our company, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.
We also make these documents available on our website at www.axonics.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. You may also request a copy of these filings, at no cost, by writing us at 26 Technology Drive, Irvine, CA 92618, Attention: General Counsel or telephoning us at (949) 396-6322.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus certain of the information we file with the SEC. This means we can disclose important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 29, 2020;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 5, 2020;
•our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on January 2, 2020, April 16, 2020 and May 4, 2020; and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with SEC on October 25, 2018, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Axonics Modulation Technologies, Inc., 26 Technology Drive, Irvine, CA 92618, Attention: General Counsel or telephoning us at (949) 396-6322. You may also access the documents incorporated by reference in this prospectus through our website at www.axonics.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

1,750,000 Shares

Axonics, Inc.
Common Stock

P R O S P E C T U S	S U P P L E M E N T

BofA Securities

August 2, 2022